Exhibit 99.2

DTS, INC. ACQUISITION OF iBIQUITY DIGITAL CORPORATION SEPTEMBER 2, 2015 Information on this slide is confidential property of DTS. Any unauthorized copying is strictly prohibited. © 2015 DTS, Inc. 1

SAFE HARBOR During this presentation, management may make forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such statements are subject to known and unknown risks, uncertainties or other factors that may cause the company’s actual results to be materially different from historical results or any results expressed or implied during this presentation. Information regarding risks and uncertainties that could cause actual results to differ materially and more detailed disclosures concerning the risks facing our business may be found in periodic reports that we file with the SEC including DTS’ most recent forms 10-K and 10-Q, available at www.sec.gov. The information in this presentation related to projections or other forward-looking statements, including, but not limited to, statements regarding future financial or operating performance are based on current expectations and we expressly disclaim any responsibility to update forward-looking statements should circumstances change. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Reconciliation of GAAP to Non-GAAP financial measures can be found on the Investor Relations section of our website at www.dts.com. Information on this slide is confidential property of DTS. Any unauthorized copying is strictly prohibited. © 2015 DTS, Inc. 2

DTS ACQUISITION OF iBIQUITY Expanding Premium Sound & Experiences Across Entertainment Ecosystem Content Technology/Brand Products 3 Information on this slide is confidential property of DTS. Any unauthorized copying is strictly prohibited. © 2015 DTS, Inc.

iBIQUITY VALUE PROPOSITION Standards Sole provider and only FCC-approved digital AM/FM technology Broadcast Content >2,300 radio stations = +90% of U.S. population Auto Footprint ~35% penetration in U.S. Auto Market IP Portfolio >100 U.S. patents – defensible IP patent portfolio Brand 72% “Definitely” want HD Radio Receivers in next car Information on this slide is confidential property of DTS. Any unauthorized copying is strictly prohibited. © 2015 DTS, Inc. 4

BROADCAST CONTENT Content Drives Demand Digital Upgrade of AM/FM Radio HD Radio Success Radio is used by more than 90% of Americans Radio broadcast is shifting to digital 92,300+ U.S. radio stations serving 90%+ of the population have upgraded to HD Radio technology 91,600+ new HD2, HD3 and HD4 digital stations  Opportunity to convert the remaining 13,000+ U.S. radio stations HD Radio Penetration At Top Stations Ranking Penetration Rate Top 10 Stations 100% Top 25 Stations 92% Top 100 Stations 94% Source: Nielsen, BIA, iBiquity analysis Information on this slide is confidential property of DTS. Any unauthorized copying is strictly prohibited. © 2015 DTS, Inc. 5

U.S. AUTO FOOTPRINT Major OEMs and Long-Term Contracts with Automotive Suppliers Automotive Manufacturers Tier 1 Suppliers Information on this slide is confidential property of DTS. Any unauthorized copying is strictly prohibited. © 2015 DTS, Inc. 6

HD RADIO BRAND Consumer AWARENESS Feedback is Positive SATISFACTION (n = 500) Completely Satisfied 55% 29% Very Satisfied 36% 71% Somewhat Satisfied 7% Somewhat Dissatisfied 1% Awareness Not Aware Very Dissatisifed 1% ADVOCACY DEMAND (n = 1,022) Definitely would (n = 1,022) Definitely would 72% 66% 32% 26% Probably would Probably would 52% 56% Probably would not Probably would not 14% Definitely would not Definitely would not HD Radio User Non-HD Radio User HD Radio User Non-HD Radio User Source: RDA Group 2014 Study Information on this slide is confidential property of DTS. Any unauthorized copying is strictly prohibited. © 2015 DTS, Inc. 7 2% --2% >90% of HD Radio Technology users would recommend it >90% of consumers ‘Definitely’ or ‘Probably’ want an HD Radio receiver in their next car  21% 31% 3% 20% -- 3% >90% of HD Radio users are very satisfied

WHY iBIQUITY? Compelling Strategic and Financial Fit Shared Vision: SOUND AND EXPERIENCE Expanding Auto and Broadcast Footprint MATTERS Scalable, Attractive Licensing Model Growth Opportunities: International, Mobile, Home… Cash Flow Time Information on this slide is confidential property of DTS. Any unauthorized copying is strictly prohibited. © 2015 DTS, Inc. 8

OPPORTUNITY FOR ENHANCED LONG-TERM GROWTH Strategic Synergies to Leverage Platform for Market Expansion Information on this slide is confidential property of DTS. Any unauthorized copying is strictly prohibited. © 2015 DTS, Inc. 9 LISTEN

TRANSACTION SUMMARY

Value	▪ ~$172M in equity value ▪ Cash-free, debt-free basis
Consideration	▪ ~$135M of new debt and ~$37M cash
Synergies	▪ Expect strategic and financial synergies
Accretion	▪ Expected to be accretive in 2016
Closing Conditions	▪ Customary closing conditions
Anticipated Closing	▪ Late 2015

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Information on this slide is confidential property of DTS. Any unauthorized copying is strictly prohibited. © 2015 DTS, Inc.
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2015 NON-GAAP COMBINED DTS AND iBIQUITY Revised Outlook for 2015 Revised Outlook 2015 Revenue $140M - $145M Operating Income $34M - $38M Operating Margin 24% - 26% EPS* $1.27 - $1.35 *Assumes $1.3M of interest expense Estimated $8M in additional expenses from iBiquity in Q4’15 Minimal revenue in Q4’15 due to revenue recognition rules to Information on this slide is confidential property of DTS. Any unauthorized copying is strictly prohibited. © 2015 DTS, Inc. 11

2015 iBIQUITY GAAP FINANCIAL HIGHLIGHTS Positive Revenue and Operating Income Contributions Estimated iBiquity Pro Forma 2015 Revenue $40M – $50M Operating Income* $12M – $18M Operating Margin* 30% – 36% *Excludes integration related costs Estimated $5M of annual interest expense from debt financing Information on this slide is confidential property of DTS. Any unauthorized copying is strictly prohibited. © 2015 DTS, Inc. 12

Information on this slide is confidential property of DTS. Any unauthorized copying is strictly prohibited.© 2015 DTS, Inc. 13 LIS T EN